Exhibit 21.1

Subsidiaries of the Registrant	As of December 31, 2004

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
Administrative Systems, Inc.	Washington

Advanced Settlements, Inc.	Florida

Alan H. Horowitz C.L.U., Inc.	New York

Alan Kaye Insurance Agency, Inc.	California

Alternative Benefit Solutions, Inc.	North Carolina

American Benefits Insurance Corporation	Massachusetts

American Financial Solutions, Inc. f/k/a Earl & Associates, Inc.	Florida

Arnone, Lowth, Fanning, Wilson & Rubin, Inc.	New York

Arthur D. Shankman & Company, Inc.	New Jersey

Asgard Incorporated	California

The Balanced Program, Inc.	Washington

Barry Kaye Associates, Inc.	California

Beacon Retirement Planning Services, Inc.	Texas

Benefit Associates, Inc.	Pennsylvania

Benefit Consultants and Administrators, Inc.	South Carolina

Benefit Planning Services, Inc. f/k/a BPS, Inc.	Illinois

The Benefits Solution Group Inc.	Louisiana

Bernard R. Wolfe & Associates, Inc.	Maryland

Bingham & Hensley Resources, Inc.	Tennessee

Bishop, Ortiz & LoCascio Associates, Inc.	Florida

BMG of WNY, Inc.	New York

Brokerage Design & Consultants, Inc.	Colorado

Brown Bridgman & Company	Vermont

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
The Browning Group II, Inc.	Colorado

Cash & Associates, Inc.	Florida

Cashman Consulting & Investments, LLC	Washington

Charon Planning Corporation	New Jersey

Christie Financial Group, Inc. f/k/a Jon C. Christie & Associates, Inc.	Minnesota

Clouse Financial, Inc.	Ohio

Corporate Benefit Advisors, Inc.	North Carolina

Corporate Benefits, Inc.	South Carolina

The Corry Group, Inc.	Pennsylvania

Cox Financial Advisors, Inc.	Louisiana

Cross Keys Asset Management, Inc.	Maryland

Cross Keys Merger Corp.	Maryland

Cross Keys Securities Limited Partnership	Maryland

Curtis & Associates, Inc.	Missouri

Dascit/White & Winston, Inc.	New York

Delessert Financial Services, Inc.	Massachusetts

Delott & Associates, Inc.	Illinois

DiMeo Schneider & Associates, LLC	Illinois

Dreyfuss & Birke, Ltd.	New York

Dublin Insurance Services, Inc.	California

Eastman Insurance Agency, Inc.	California

Educators Preferred Corporation	Michigan

Eilers Financial Services, Inc.	Vermont

Eisenberg Financial Group, Inc.	Florida

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
Employers Preferred Corporation	Michigan

Employers Select Plan Agency, Inc.	Ohio

Estate Resource Advisors, Inc.	California

Excess Reinsurance Underwriters, Inc.	Pennsylvania

Execu/Comp, Inc.	Texas

Executive Benefit Systems, Inc.	Alabama

Family Wealth Preservation and Insurance Services, Inc.	California

FBD Consulting, Inc.	Missouri

FDR Financial Group, Inc.	Florida

FFR Financial & Insurance Services, LLC	California

Field Underwriters Agency, Inc.	Ohio

Financial Concepts of the Twin Cities, Inc.	Minnesota

First Financial Partners Corp.	West Virginia

First Financial Resources, Ltd.	Connecticut

First Global Financial & Insurance Services, Inc.	California

Fleischer-Jacobs & Associates, Inc.	Delaware

Goodwin, Goodwin and Associates, Inc.	Missouri

Group Benefit Solutions, Inc.	North Carolina

GSFG, Inc.	New York

Hallman and Lorber Associates, Inc.	New York

Harbor Group Ltd.	New York

The Hartfield Company, Inc.	Indiana

Harvest Financial Group, Inc.	Kansas

Herrig & Herrig Financial Services of Florida, Inc.	Florida

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
Hostetler, Church & Associates, LLC f/k/a Hostetler, Church & Anderson, LLC	Maryland

Howard Kaye Insurance Agency, Inc.	California

Howard M. Koff, Inc.	California

Howard S. Hartman Insurance Services, Inc.	California

HSA Corporation	Pennsylvania

Ikon Benefit Services, Inc. f/k/a Human Capital, Inc.	Puerto Rico

Ikon Benefits Group, Inc. f/k/a The Human Capital Benefits Group, Inc.	Puerto Rico

Ikon Communications, Inc. f/k/a Human Capital Communication Services, Inc.	Puerto Rico

Ikon Financial, Inc.	Puerto Rico

Innovative Benefits Consulting, Inc.	Pennsylvania

Innovest Advisors, Inc.	Pennsylvania

Innovest Financial Management, Inc.	Pennsylvania

Insreview, Inc.	New York

Insurance and Financial Services, Inc.	Florida

Integrated Planning Associates, Inc.	New York

International Risk – IRC, Inc.	Massachusetts

IPS Advisors, Inc. f/k/a Insurance Partners Southwest Corp.	Texas

IRC, Inc.	New Mexico

The J.T. Butwin Corporation	Florida

JR Katz, Inc.	Illinois

Kolinsky Hill Financial Group, Inc. f/k/a Kolinsky, Hill & Associates, Inc.	New York

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Kring Financial Management, Inc.	Georgia

Lanning & Associates, Inc.	Kansas

Last Quote U.S.A., Inc.	New York

LBG Financial Advisors, Inc.	Pennsylvania

Legacy Capital Group Arkansas, Inc.	Arkansas

Lenox Advisors, Inc.	New York

Lenox Long Term Care, Inc.	New York

Levine Financial Group, Inc. f/k/a Levine Thomson Financial Group, Inc.	Massachusetts

Liberty Financial Services, Inc.	Kansas

Lincoln Benefits Group, Inc.	New Jersey

Linn & Associates, Inc.	Florida

Lucco Financial Partners, Inc. f/k/a Lucco Consulting, Inc.	Illinois

M & M Brokerage Services, Inc. f/k/a Brokerage Services, Inc.	New York

M.T.D. Associates, LLC	New Jersey

Management Brokers, Inc.	California

Marc F. Jones Advisors Corp.	California

Maschino, Hudelson & Associates, LLC	Oklahoma

Massachusetts Business Association, L.L.C.	Massachusetts

McKenzie, Labella, Matol & Co.	New Jersey

The Meltzer Group, Inc. f/k/a Jemm Group Insurance, Inc.	Maryland

Meltzer Wealth Management, Inc.	Maryland

Michael G. Penney Insurance, Inc.	Florida

Michael G. Rudelson and Company	Texas

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Modern Portfolio Management, Inc.	Ohio

Monaghan, Tilghman & Hoyle, Inc.	Maryland

Mosse & Mosse Insurance Associates, Inc.	Massachusetts

Nakamoto Insurance & Financial Services, Inc.	California

National Enrollment Services, Inc.	Illinois

National Insurance Brokerage, LLC f/k/a Advanced Brokerage, LLC	Florida

National Investment Advisors, Inc. f/k/a J&T Investors, Inc.	Illinois

National Madison Group, Inc.	New York

National Madison-Robinson, LLC	New York

Nemco Brokerage, Inc.	New York

NewMarket Financial Products, Inc.	Ohio

NFP Insurance Services, Inc. f/k/a Partners Marketing Group, Inc.	Texas

NFP Securities, Inc. f/k/a Partners Securities, Inc.	Texas

NMG, Inc., Northwest	Oregon

Northeast Financial Group, Inc.	New Jersey

Northeast Insurance Broker Services, LLC	Vermont

NuVision Financial Corporation, Inc.	Georgia

Oklahoma Financial Center, Inc.	Oklahoma

P&A Capital Advisors, Inc. f/k/a P&A DMF, Inc.	New York

Partners Holdings, Inc.	Delaware

Partners Marketing Services of Pennsylvania, Inc.	Pennsylvania

Partners Marketing Services, Inc.	Texas

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Patricia Tanner & Associates	California

Pen/Flex, Inc.	California

Pennsylvania Business Review, Inc.	Pennsylvania

Peregrine Advisers, Inc.	Pennsylvania

Personal Capital Management, Inc.	New York

Peyser & Alexander Management, Inc.	New York

Plan Design Services, Inc.	North Carolina

Preferred Benefits Group, Inc.	New Jersey

Professional Benefits Solutions, Inc.	Maryland

Proplanco, Inc.	Colorado

Provise Management Group, LLC	Florida

PRW Associates Insurance Agency, Inc.	Massachusetts

Public Employers Benefit Association, LLC	Michigan

Quantum Care, Inc.	New Jersey

Randel L. Perkins Insurance Services, Inc.	California

RCH Financial Services, Inc.	Florida

REM Benefits Planning, Inc.	Delaware

Retirement Investment Advisors, Inc.	Oklahoma

Robert Schechter & Associates, Inc.	Michigan

Sampers Financial, Inc.	New Jersey

Schmidt Financial Group, Inc.	Washington

Sheila H. Hartman Insurance Services, Inc.	California

Shepard & Scott Corp.	New Jersey

Smith & Frank Group Services, Inc.	Texas

The Spalding Financial Group, Inc.	Florida

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

STA Benefits, Ltd.	Texas

STA, Inc.	Texas

Stallard Financial Strategies, Inc.	Texas

Strategic Capital Management, Inc.	California

Strategic Planning Resources, Inc.	Pennsylvania

Stuart Cohen & Associates, Inc.	California

Support Financial Services, Inc.	Utah

TJF Planning, Inc.	New York

Total Financial & Insurance Services, Inc.	California

Trinity Financial Services, L.L.C.	Oklahoma

Trusted Financial Services, LLC	Georgia

Udell Associates, Inc.	Florida

Unisyn Companies, Inc.	Florida

United Businessman’s Insurance Agency, Inc.	Massachusetts

Universal Insurance Services of Florida, Inc.	Florida

Windsor Insurance Associates, Inc.	California